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                                  EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE

                                                      Three Months ended         Six Months ended
                                                           June 30,                  June 30,
                                                      2001          2000         2001        2000
                                                   ----------    ----------   ----------  ----------
Net income..................................       $1,706,406    $  589,759   $2,812,585  $1,268,723
                                                   ==========    ==========   ==========  ==========
Weighted average number of common and
  common equivalent shares..................

Weighted average common shares outstanding..        2,698,746     2,698,746    2,698,746   2,698,746

Shares issued from assumed exercise of
  common stock equivalents(1)...............           19,704            --       17,636         957
                                                   ----------    ----------   ----------  ----------
Weighted average number of common and
  common equivalent shares outstanding......        2,718,450     2,698,746    2,716,382   2,699,703
                                                   ==========    ==========   ==========  ==========

Earnings per share:
  Basic.....................................       $      .63    $      .22   $     1.04  $      .47
                                                   ==========    ==========   ==========  ==========
  Diluted...................................       $      .63    $      .22   $     1.04  $      .47
                                                   ==========    ==========   ==========  ==========

(1) The number of common stock equivalents excluded from the computation of earnings per share because they were antidilutive were 82,135 and 179,030 for the three months ended June 30, 2001 and 2000, respectively, and 92,925 and 144,263 for the six months ended June 30, 2001 and 2000, respectively.